UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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QUALCOMM INCORPORATED
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following employee communication may be provided to stockholders of Qualcomm Incorporated (“Qualcomm”).

To: qualcomm.all

From: Steve Mollenkopf

Subject: Broadcom Update: Proxy Vote and Investor Presentation

Today we issued a press release announcing that we have publicly released an investor presentation and sent Qualcomm stockholders a letter that summarizes the substantial near- and long-term opportunities ahead for the company and conveys why we firmly believe stockholders should re-elect our highly qualified and experienced Board of Directors.  You can review these materials on a dedicated website we have created at www.qcomvalue.com, which will be regularly updated with new information between now and our March 6th Annual Meeting of Stockholders.

The next few months will include frequent direct communications with our stockholders.  Employees who own Qualcomm stock will receive these communications, as well as important instructions on how to vote the WHITE proxy card to re-elect our Board.  It is important that you vote with respect to each account in which you hold your shares.  Stockholders will also receive letters and proxy cards from Broadcom soliciting your vote — we strongly urge you to discard any blue proxy cards you may receive from Broadcom.  This is because voting the blue proxy card - even as a form of protest against the Broadcom slate - will revoke any previous votes you may have submitted using our white proxy card.

The investor presentation outlines our path to move Qualcomm forward and drive value creation for our stockholders.  It describes how we’ll maintain our leadership position, diversify and generate significant revenue streams as we enter adjacent industries, and invest in key growth opportunities.  At the same time, we’ll be focused on our overall operating performance, with a commitment to reduce costs and increase efficiencies.  Our overarching message to our stockholders is that we have more opportunities in front of us than any other time in Qualcomm’s history — and we are focusing the company to take advantage of those opportunities.  I encourage you to read through the presentation, and I look forward to sharing more details at our quarterly Employee All Hands Meeting on February 2.

As always, I urge you to remain focused and to not get distracted by media coverage regarding the Annual Meeting.  Thanks to efforts of all employees, we are seeing strong momentum with our business.  In fact, we just wrapped up another successful exhibition at CES, where we showcased ourselves as the true innovative company that we are, demonstrating our advanced R&D capabilities and highlighting some of the significant opportunities ahead for Qualcomm.

Steve

ADDITIONAL INFORMATION

Qualcomm has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).  QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION.  Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Additionally, statements regarding operating results for future years, growth in operating results and the factors contributing to future operating results; the resolution of licensing disputes and the impact and timing thereof; expected market, industry, geographic and organic growth and trends; future serviceable addressable market size and growth; anticipated contributions from and growth in new opportunities; benefits from planned cost reductions; technology and product leadership and trends; Qualcomm’s positioning to benefit from any of the above; potential benefits and upside to Qualcomm’s stockholders related to any of the above; and the regulatory process and regulatory uncertainty are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.